UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report: December 22, 2020

(Date of earliest event reported)

SUN COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-12616	38-2730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27777 Franklin Rd. Suite 200 Southfield, Michigan	48034
(Address of Principal Executive Offices)	(Zip Code)

(248) 208-2500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SUI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 22, 2020, Safe Harbor Marinas, LLC (“Safe Harbor”), an indirect subsidiary of Sun Communities, Inc. (the “Company”), entered into a Third Amendment to Credit Agreement (the “Third Amendment”) by and among Safe Harbor, SHM TRS, LLC (“SHM TRS”), an indirect subsidiary of the Company, and certain subsidiaries of Safe Harbor and SHM TRS party thereto, the lenders party thereto and Citizens Bank, N.A. (“Citizens”), as administrative agent and collateral agent, which amends the Credit Agreement dated September 14, 2018, by and among Safe Harbor, as borrower, SHM TRS and certain subsidiaries of Safe Harbor and SHM TRS party thereto, as guarantors, the lenders party thereto and Citizens, as administrative agent and collateral agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

The Third Amendment amended the Credit Agreement to, among other things, (a) increase the size of the revolving commitments available to Safe Harbor from $500 million to $1.3 billion, subject to borrowing base availability, (b) modify certain provisions relating to the determination of the borrowing base, (c) increase the cap on the incremental borrowing capacity under the Credit Agreement from $350.0 million to $500.0 million, which allows Safe Harbor to request an increase to the revolving commitments and/or to establish additional term loans subject to the higher cap and the satisfaction of certain conditions, and (d) modify the Consolidated Funded Debt to Total Asset Value financial covenant to increase the maximum percentage from 55% to 60% (with an additional increase to 65% during a two fiscal quarter period after certain material acquisitions).

The foregoing description of the Third Amendment and the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Third Amendment and the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1, and the terms of which are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Third Amendment and the Credit Agreement set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1*	Credit Agreement dated September 14, 2018, and the Third Amendment thereto dated September 22, 2020, among Safe Harbor Marinas, LLC as borrower; SHM TRS, LLC and certain subsidiaries of Safe Harbor Marinas, LLC and SHM TRS, LLC from time to time as guarantors; the lenders that are party thereto; and Citizens Bank, N.A., as Administrative Agent and Collateral Agent

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K because such schedules and exhibits do not contain information which is material to an investment decision or which is not otherwise disclosed in the filed agreements. The Company will furnish the omitted schedules and exhibits to the SEC upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN COMMUNITIES, INC.

Dated: December 29, 2020	By:	/s/ Karen J. Dearing
Karen J. Dearing, Executive Vice President, Chief Financial Officer, Secretary and Treasurer

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